Calculation of Filing Fee Tables
S-3
Snap-on Inc
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $1.00 par value	457(r)				0.0001531
Fees to be Paid	2	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	3	Other	Debt Warrants	457(r)				0.0001531
Fees to be Paid	4	Equity	Preferred Stock	457(r)				0.0001531
Fees to be Paid	5	Other	Preferred Warrants	457(r)				0.0001531
Fees to be Paid	6	Other	Common Warrants	457(r)				0.0001531
Fees to be Paid	7	Other	Units	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	8	Equity	Common Stock, $1.00 par value	415(a)(6)	136,049		$ 23,144,655.90			S-3	333-261567	12/09/2021	$ 2,682.47
			Total Offering Amounts:				$ 23,144,655.90		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In addition, securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the "Securities Act"), Snap-on Incorporated (the "Registrant") is deferring payment of the registration fee. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. See also Note 8 below.

[2]	See Note 1.

[3]	See Note 1.

[4]	See Note 1.

[5]	See Note 1.

[6]	See Note 1.

[7]	See Note 1.

[8]	This Registration Statement also includes 136,049 unsold shares of Common Stock, $1.00 par value, of Snap-on Incorporated that were previously registered pursuant to the Registration Statement on Form S-3 (Commission File No. 333-261567) that was originally filed on December 9, 2021, as supplemented on December 10, 2021, via a filing pursuant to Rule 424(b)(5), to register shares to be issued under the Snap-on Incorporated Franchisee Stock Purchase Plan (the "Plan") (the "Previous Registration Statement"), and further supplemented on April 8, 2022, to reflect administrative and clarifying amendments to the Plan via a filing pursuant Rule 424(b)(5). Pursuant to Rule 415(a)(6) under the Securities Act, the $2,682.47 filing fee previously paid in connection with such unsold securities is being carried forward to this Registration Statement and will continue to be applied to such securities, and the offering of securities pursuant to the Previous Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.